                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                  FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 8, 1995


                         HERITAGE MEDIA CORPORATION
            (Exact name of registrant as specified in its charter)


IOWA                          1-100155                      42-1299303
(State of                     (Commission File              (IRS employment
incorporation)                Number)                       identification no.)


                            ONE GALLERIA TOWER
                       13355 NOEL ROAD, SUITE 1500
                           DALLAS, TEXAS 75240
                 (Address of principal executive offices)


   REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  214-702-7380


                                                             Page 1 of 31 pages
                                                       Exhibit index on page 29

ITEM 5.  OTHER EVENTS.

   The registrant ("Heritage") has entered into an Agreement and Plan of Merger (the "Merger Agreement") with DIMAC Corporation ("DIMAC") pursuant to which Heritage has agreed to acquire DIMAC. DIMAC is the largest full service, vertically integrated direct marketing services company in the United States.

   Pursuant to the Merger Agreement, a wholly owned subsidiary of Heritage would merge (the "Merger") with and into DIMAC. Each outstanding share of DIMAC common stock would as a result of the Merger be converted into the right to receive $28 in cash. Notwithstanding the foregoing, however, Heritage may elect to pay up to $7 of the $28 merger price by issuing shares of its Class
A Common Stock.

   Consummation of the acquisition of DIMAC is subject to numerous conditions, including approval of the transaction by the DIMAC stockholders, and is anticipated to close during the first quarter of 1996.

   Set forth on pages 3 through 28 of this report are (i) consolidated financial statements of DIMAC at December 31, 1993 and 1994, and for each of the three years in the period ended December 31, 1994, accompanied by the report of Ernst & Young LLP thereon; (ii) unaudited consolidated financial statements of DIMAC at September 30, 1995, and for the nine months ended September 30, 1994 and 1995; and (iii) pro forma condensed combined financial information of Heritage and DIMAC as of September 30, 1995 and for the year ended December 31, 1994 and the nine months ended September 30, 1995.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS.

2.1 Agreement and Plan of Merger, dated as of October 23, 1995, by and among Heritage Media Corporation, Arch Acquisition Corp., and DIMAC Corporation (filed as Exhibit 2.1 to Form S-4, Reg. No. 33-64473, and incorporated herein by reference)
24.1 Consent of Ernst & Young LLP (filed herewith).

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     HERITAGE MEDIA CORPORATION



Date: December 8, 1995               By: /s/ James P. Lehr
                                         _______________________________
                                         James P. Lehr
                                         Vice President--Administration
                                         and Controller

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
DIMAC Corporation

    We have audited the accompanying consolidated balance sheets of DIMAC Corporation as of December 31, 1993 and 1994, and the related consolidated statements of income (loss), stockholders' equity (deficiency), and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DIMAC Corporation at December 31, 1993 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

St. Louis, Missouri
February 24, 1995

                               DIMAC CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                                                  DECEMBER 31
                                                                                              --------------------
                                                                                                1993       1994
                                                                                              ---------  ---------
Current assets:
  Cash and cash equivalents.................................................................  $   1,937  $  --
  Accounts receivable -- trade, net of allowance for doubtful accounts of $250 in 1993 and
   $346 in 1994.............................................................................     13,647     24,193
  Prepaid income taxes......................................................................      1,719     --
  Inventories:
    Raw materials...........................................................................        727      1,036
    Work-in-process.........................................................................      2,497      5,094
    Postage.................................................................................        849        705
  Deferred taxes............................................................................        192        166
  Other current assets......................................................................        596      1,164
                                                                                              ---------  ---------
      Total current assets..................................................................     22,164     32,358

Property, equipment and leasehold improvements:
  Land......................................................................................        100     --
  Machinery and equipment...................................................................      8,189     13,066
  Furniture and fixtures....................................................................      2,462      3,222
  Leasehold improvements....................................................................        611        935
  Data processing software..................................................................      3,135      3,520
                                                                                              ---------  ---------
                                                                                                 14,497     20,743
  Less accumulated depreciation.............................................................     (7,134)    (8,707)
                                                                                              ---------  ---------
                                                                                                  7,363     12,036
  Construction-in-process...................................................................        761        977
                                                                                              ---------  ---------
                                                                                                  8,124     13,013

Intangible assets:
  Goodwill..................................................................................      6,896     14,589
  Debt issuance costs.......................................................................      3,353      2,467
  Customer list.............................................................................      2,338      3,448
  Other intangibles.........................................................................        931      2,153
                                                                                              ---------  ---------
                                                                                                 13,518     22,657
  Less accumulated amortization.............................................................     (2,350)    (3,620)
                                                                                              ---------  ---------
                                                                                                 11,168     19,037
                                                                                              ---------  ---------
                                                                                              $  41,456  $  64,408
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                            See accompanying notes.

                               DIMAC CORPORATION
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                                                                 DECEMBER 31
                                                                                            ----------------------
                                                                                               1993        1994
                                                                                            ----------  ----------
Current liabilities:
  Cash management liability...............................................................  $   --      $    3,510
  Accounts payable........................................................................       5,973      11,433
  Advances from customers.................................................................       5,622       5,882
  Payable due to recapitalization.........................................................       2,614      --
  Accrued liabilities:
    Compensation..........................................................................       1,808       3,006
    Interest..............................................................................         920         602
    Other.................................................................................         991       1,003
  Income taxes payable....................................................................      --             460
  Current maturities of long-term debt....................................................          51         144
                                                                                            ----------  ----------
      Total current liabilities...........................................................      17,979      26,040

Long-term debt............................................................................      49,017      36,159
Deferred rent benefit.....................................................................       2,033       2,136
                                                                                            ----------  ----------
      Total liabilities...................................................................      69,029      64,335

Stockholders' equity (deficiency):
  Series preferred stock, $.01 par value; 10,000,000 shares authorized; none issued.......      --          --
  Common stock, $.01 par value; 20,000,000 shares authorized; issued 12,122,823 in 1993
   and 1994...............................................................................         121         121
  Additional paid-in capital..............................................................       9,802      19,182
  Retained earnings.......................................................................      13,813      13,641
                                                                                            ----------  ----------
                                                                                                23,736      32,944

  Treasury stock, at cost, common stock of 8,797,422 in 1993 and 5,631,418 in 1994........     (51,309)    (32,871)
                                                                                            ----------  ----------
      Total stockholders' equity (deficiency).............................................     (27,573)         73
                                                                                            ----------  ----------
                                                                                            $   41,456  $   64,408
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                            See accompanying notes.

                               DIMAC CORPORATION
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            YEARS ENDED
                                                                                            DECEMBER 31
                                                                                  --------------------------------
                                                                                    1992       1993        1994
                                                                                  ---------  ---------  ----------
Sales...........................................................................  $  57,810  $  63,800  $  100,012
Cost of sales...................................................................     36,550     41,899      67,249
                                                                                  ---------  ---------  ----------
Gross profit....................................................................     21,260     21,901      32,763

Operating expenses:
  Sales expenses................................................................      6,674      7,643      11,097
  General and administrative expenses...........................................      7,821      7,301      10,083
  Compensation element of recapitalization......................................     --          1,091      --
  Other general expenses........................................................        475        757         664
                                                                                  ---------  ---------  ----------
                                                                                     14,970     16,792      21,844
                                                                                  ---------  ---------  ----------
Income from operations..........................................................      6,290      5,109      10,919

Interest expense................................................................        781      1,417       6,069
                                                                                  ---------  ---------  ----------
Income before provision for income taxes and extraordinary item.................      5,509      3,692       4,850
Provision for income taxes......................................................      2,146      1,433       1,865
                                                                                  ---------  ---------  ----------
Income before extraordinary item................................................      3,363      2,259       2,985
Extraordinary item, net of tax benefit..........................................     --         --          (3,157)
                                                                                  ---------  ---------  ----------
Net income (loss)...............................................................  $   3,363  $   2,259  $     (172)
                                                                                  ---------  ---------  ----------
                                                                                  ---------  ---------  ----------
Per share of common and common equivalent stock:
  Historical
    Income before extraordinary item............................................             $     .22  $      .64
    Extraordinary item, net of tax benefit......................................                --            (.68)
                                                                                             ---------  ----------
    Net income (loss)...........................................................             $     .22  $     (.04)
                                                                                             ---------  ----------
                                                                                             ---------  ----------
  Pro forma (Note 2)............................................................             $     .29  $      .68
                                                                                             ---------  ----------
                                                                                             ---------  ----------

                            See accompanying notes.

                               DIMAC CORPORATION
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                 YEARS ENDED DECEMBER 31, 1992, 1993, AND 1994
                             (DOLLARS IN THOUSANDS)

                                              NUMBER OF SHARES
                                            --------------------               ADDITIONAL
                                             COMMON    TREASURY     COMMON       PAID-IN     RETAINED     TREASURY
                                              STOCK      STOCK       STOCK       CAPITAL     EARNINGS       STOCK       TOTAL
                                            ---------  ---------  -----------  -----------  -----------  -----------  ---------
Balance, December 31, 1991................  7,271,473   (130,063)  $      73    $   2,381    $   8,191    $     (53)  $  10,592
  Common stock issued for stock options
   exercised..............................     39,629     --          --               43       --           --              43
  Net income..............................     --         --          --           --            3,363       --           3,363
                                            ---------  ---------       -----   -----------  -----------  -----------  ---------
Balance as of December 31, 1992...........  7,311,102   (130,063)         73        2,424       11,554          (53)     13,998
  Common stock issued for stock options
   and warrants exercised.................  2,467,155     --              25          799       --           --             824
  Sale of common stock....................  1,948,273     --              19        9,958       --           --           9,977
  Issuance of common stock with debt......    396,293     --               4          996       --           --           1,000
  Retirement of stock options and
   warrants...............................     --         --          --           (5,496)      --           (6,202)    (11,698)
  Tax benefit from exercise and retirement
   of stock options.......................     --         --          --            1,873       --           --           1,873
  Purchase of common stock................     --      (8,667,359)     --            (752)      --          (45,054)    (45,806)
  Net income..............................     --         --          --           --            2,259       --           2,259
                                            ---------  ---------       -----   -----------  -----------  -----------  ---------
Balance as of December 31, 1993...........  12,122,823 (8,797,422)        121       9,802       13,813      (51,309)    (27,573)
  Stock award.............................     --         39,425      --              (24)      --              230         206
  Net proceeds from initial public
   offering...............................     --      3,131,459      --            9,404       --           18,257      27,661
  Purchase of common stock................     --         (4,880)     --           --           --              (49)        (49)
  Net loss................................     --         --          --           --             (172)      --            (172)
                                            ---------  ---------       -----   -----------  -----------  -----------  ---------
Balance as of December 31, 1994...........  12,122,823 (5,631,418)  $     121   $  19,182    $  13,641    $ (32,871)  $      73
                                            ---------  ---------       -----   -----------  -----------  -----------  ---------
                                            ---------  ---------       -----   -----------  -----------  -----------  ---------

                            See accompanying notes.

                               DIMAC CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                       YEARS ENDED DECEMBER 31
                                                                                  ---------------------------------
                                                                                    1992        1993        1994
                                                                                  ---------  ----------  ----------
OPERATING ACTIVITIES
Net income (loss)...............................................................  $   3,363  $    2,259  $     (172)
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization expense.........................................      2,092       2,302       3,449
  Extraordinary item............................................................     --          --           3,157
  Deferred compensation.........................................................         62       1,091          58
  Other.........................................................................        424         190         192
  Changes in net assets and liabilities, net of acquisitions:
    Accounts receivable.........................................................       (806)     (3,709)     (9,071)
    Inventories.................................................................        429         (81)     (2,416)
    Other assets................................................................        434        (547)         89
    Accounts payable............................................................       (445)      3,362       7,536
    Advances from customers.....................................................     (4,130)      1,605         248
    Accrued liabilities and deferred compensation...............................       (343)        153        (207)
    Income taxes................................................................        457        (336)      3,518
                                                                                  ---------  ----------  ----------
                                                                                     (1,826)      4,030       6,553
                                                                                  ---------  ----------  ----------
Net cash provided by operating activities.......................................      1,537       6,289       6,381
INVESTING ACTIVITIES
Net assets of acquired business.................................................     --          --         (11,902)
Proceeds from sale of fixed assets..............................................         18      --              90
Other intangibles...............................................................     --          --            (770)
Purchase of property, equipment and leasehold improvements......................     (1,229)     (2,530)     (4,178)
                                                                                  ---------  ----------  ----------
Net cash used in investing activities...........................................     (1,211)     (2,530)    (16,760)
FINANCING ACTIVITIES
Payments of long-term debt......................................................     (7,370)     (6,766)       (186)
Net (repayments) borrowings under revolving credit agreements...................     (2,000)     --          11,203
Debt issuance fees..............................................................       (105)     (3,353)     --
Payments for extinguishment of debt.............................................     --          --         (27,573)
Proceeds from note payable to bank..............................................      6,000      --          --
Net proceeds from issuance of common stock......................................         43      10,977      27,661
Proceeds from long-term debt....................................................     --          49,000      --
Exercise of stock options and warrants..........................................     --             824      --
Retirement of stock options and warrants........................................     --         (11,698)     --
Payable (payment) due to recapitalization.......................................     --           2,614      (2,614)
Purchase of common stock........................................................     --         (45,806)        (49)
                                                                                  ---------  ----------  ----------
Net cash provided by (used in) financing activities.............................     (3,432)     (4,208)      8,442
                                                                                  ---------  ----------  ----------
Net (decrease) increase in cash and cash equivalents............................     (3,106)       (449)     (1,937)
Cash and cash equivalents, beginning of period..................................      5,492       2,386       1,937
                                                                                  ---------  ----------  ----------
Cash and cash equivalents, end of period........................................  $   2,386  $    1,937  $   --
                                                                                  ---------  ----------  ----------
                                                                                  ---------  ----------  ----------

                            See accompanying notes.

                               DIMAC CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                  YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The   consolidated  financial  statements  include  the  accounts  of  DIMAC
Corporation (Company) and its wholly owned subsidiary DIMAC DIRECT Inc. whose operations are located in St. Louis, San Francisco, Los Angeles, New York and Boston. All significant intercompany balances and transactions have been eliminated.

    DIMAC Corporation has no operations of its own and was formed in 1987 solely for the purpose of holding the stock of DIMAC DIRECT Inc. At December 31, 1994, stockholders' equity (deficiency) of DIMAC DIRECT Inc. was $(28,396). The stockholders' deficiency was created by the payment of a dividend to the Company used for the purchase of Treasury shares in the recapitalization described in
Note 2.

    CASH AND CASH EQUIVALENTS

    All highly liquid debt investments purchased with a maturity of three months or less are classified as cash equivalents.

    RECEIVABLES

    The Company provides an allowance for doubtful accounts for the estimated losses that will be incurred in collection of receivables. The estimated losses are based on historical collection experience coupled with a review of the current status of the existing receivables.

    INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market and include appropriate elements of material, labor and overhead.

    PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Property, equipment and leasehold improvements are recorded at cost. Property and equipment are depreciated using the straight-line method over the respective asset's estimated useful life (which ranges from 5 to 11 years). Leasehold improvements are amortized using the straight-line method over the lesser of the respective asset's estimated useful life or the lease term.

    INTANGIBLES

    Intangibles such as customers lists and noncompete agreements are amortized over the estimated useful life of the asset or the contract term (which ranges from 3 to 11 years).

    The excess of the purchase price over the fair value of net assets acquired in certain acquisitions is allocated to goodwill and is being amortized on a straight-line basis over 40 years. The carrying value of goodwill is reviewed periodically by management to determine if the facts and circumstances indicate that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on undiscounted cash flows of the acquired entity over the remaining amortization period, the Company's goodwill will be reduced by the estimated shortfall of cash flows.

    Debt issuance costs are being amortized using the straight-line method over the term of the related debt agreement.

    REVENUE RECOGNITION

    The Company performs work in accordance with individual client projects. Revenue generally is recognized after all work on a project has been completed and the Company can reasonably determine the amount of income to be recognized.

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    COMPENSATORY STOCK OPTIONS

    Certain employees and nonemployee directors of the Company have been granted options to purchase shares of the Company's voting common stock. Differences between stock option exercise price and the estimated market value at the date of grant is considered unearned compensation and is amortized over the option vesting period of three years.

    FACILITY LEASE

    Initial rent concessions of $1,650 received in 1990 and rent payments, which are scheduled to increase periodically, are recognized as expense on a straight-line basis over the term of the lease.

    STOCK SPLIT

    In May 1994, the Board of Directors of the Company approved a stock split of the Company's common stock. The stock split was approximately three shares for each share of common stock outstanding immediately prior to the consummation of the Company's initial public offering. Common stock amounts presented herein have been restated to give effect to the split.

    INCOME TAXES

    Income tax expense is reported as the total of current year income tax liability and the change in deferred taxes which are provided for temporary differences. Deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

    EARNINGS PER SHARE

    Income before extraordinary item per share and net income per share are based on the weighted average number of shares of common and common equivalent shares outstanding during the periods. Earnings per share data has not been presented for 1992 as the capitalization before the recapitalization and initial public offering is not indicative of the current capitalization.

    RECLASSIFICATIONS

    Certain amounts for 1992 and 1993 were reclassified to conform with the 1994 presentation. Such reclassifications had no effect on net income.

2. DIMAC CORPORATION RECAPITALIZATION, DMG ACQUISITION, INITIAL PUBLIC OFFERING AND DEBT EXTINGUISHMENT
    Effective  November 5,  1993, certain  affiliates of  McCown De  Leeuw & Co.
(MDC) acquired beneficial ownership of approximately 64 percent of the outstanding common stock of DIMAC Corporation. The transaction consisted of (i) the purchase by MDC of 1,948,273 shares of DIMAC Corporation common stock from the corporation at an aggregate purchase price of $9,977 and the purchase of 175,719 shares of DIMAC Corporation common stock directly from certain stockholders at an aggregate purchase price of $900; (ii) the issuance by DIMAC DIRECT of $50,000 12 percent Senior Notes and by DIMAC Corporation of 396,293 shares of common stock (valued at $1,000); (iii) the purchase by DIMAC Corporation of 5,487,139 shares of its common stock from Golder Thoma Cressey Fund II (GTC) (a limited partnership which previously owned a 48 percent interest in DIMAC Corporation) and an additional 3,180,220 shares of common stock from certain members of management and certain other DIMAC Corporation stockholders for an aggregate purchase price of $45,806; (iv) the retirement by DIMAC Corporation of 1,066,944 warrants to purchase DIMAC Corporation common stock at an aggregate price of $5,496; and (v) the retirement by DIMAC Corporation of 1,196,556 options to purchase DIMAC Corporation common stock held by DIMAC management and directors at an aggregate price of $6,202.

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2. DIMAC CORPORATION RECAPITALIZATION, DMG ACQUISITION, INITIAL PUBLIC OFFERING AND DEBT EXTINGUISHMENT (CONTINUED)
    Nonrecurring compensation expense recorded as a result of the recapitalization was $1,091, which consists of $1,561 related to the exercise and retirement of stock options less the write-off of the net deferred compensation liability which existed at December 31, 1992. DIMAC Corporation realized a tax benefit of $2,435 associated with the exercise and retirement of stock options, of which $1,873 has been recorded as additional paid-in capital in stockholders' equity (deficiency).

    The effect of the transaction was that MDC replaced GTC as the majority stockholder (64 percent) of DIMAC Corporation, with the remaining interest consisting of management (24 percent) and various institutional interests (12 percent).

    Effective May 31, 1994, the Company acquired substantially all of the assets of The Direct Marketing Group, Inc. (DMG). DMG operates a creative and marketing agency in New York City and a production facility in Farmingdale, Long Island. The purchase price for the acquisition was $9,372 plus acquisition costs of $1,830, the assumption of certain specified liabilities of $3,860 and certain future contingent payment obligations. The acquisition has been accounted for under the purchase method of accounting and the results of operations for the seven months ended December 31, 1994 have been included in the Company's financial statements. Goodwill, resulting from the preliminary purchase price allocation, of $7,693 is being amortized on the straight-line method over 40 years. The contingent payment obligations, if any, will be accounted for as additional goodwill as the payments are made.

    On August 10, 1994, the Company completed an initial public offering of its common stock in which 3,407,035 shares of common stock including 277,405 shares by selling shareholders were registered at an initial price of $10.00 per share.

    On September 9, 1994, the Company used the net proceeds of the common stock offering to redeem $25,000 in aggregate principal amount of 12 percent Senior Notes. The debt extinguishment resulted in an extraordinary charge of $3,157 consisting of the 10 percent call premium on the $25,000 principal amount of Senior Notes of $2,500 plus the write-off of the unamortized debt issuance costs associated with the Senior Notes redeemed and the costs incurred in redeeming the Senior Notes of $2,116 less tax benefits of $1,459.

    The unaudited pro forma consolidated financial data presented below gives pro forma effect to the recapitalization, the DMG acquisition, the initial public offering and debt extinguishment as if such transactions had occurred as of January 1, 1993. The unaudited pro forma results have been prepared for comparative purposes only and do not necessarily reflect the results of operations of the Company that actually would have occurred had the recapitalization, the DMG acquisition, the initial public offering and debt extinguishment been consummated as of January 1, 1993, nor does the data give effect to any transactions other than the recapitalization, the DMG acquisition, the initial public offering and debt extinguishment.

                                                                                         PRO FORMA
                                                                                   ---------------------
                                                                                   YEARS ENDED DECEMBER
                                                                                            31
                                                                                   ---------------------
                                                                                     1993        1994
                                                                                   ---------  ----------
Net sales........................................................................  $  79,820  $  106,949
Net income.......................................................................      1,858       4,408
Net income per share.............................................................        .29         .68

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

3.  LONG-TERM DEBT
    Long-term debt consists of the following:

                                                                                        DECEMBER 31
                                                                                    --------------------
                                                                                      1993       1994
                                                                                    ---------  ---------
Notes payable:
  12% Series A notes..............................................................  $  50,000  $  --
  12% Series B notes..............................................................     --         25,000
  Note payable to Heller Financial................................................     --         11,203
Capital lease obligations.........................................................         51        542
                                                                                    ---------  ---------
                                                                                       50,051     36,745
Less:
  Current portion.................................................................         51        144
  Unamortized debt discount.......................................................        983        442
                                                                                    ---------  ---------
                                                                                    $  49,017  $  36,159
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    DIMAC DIRECT Inc. issued $50,000 of 12 percent Series A unregistered Senior Notes in conjunction with the recapitalization.

    On February 14, 1994, DIMAC DIRECT registered $50,000 of Series B Senior Notes, with no material alteration in terms, with the SEC to exchange for the existing Series A Notes. The exchange offer was completed by March 17, 1994. As stated in Note 2, the Company extinguished $25,000 of the Senior Notes in September 1994. In February 1995, the Company extinguished the remaining $25,000 of Senior Notes. See Note 11 for additional discussion.

    In November 1993, DIMAC DIRECT entered into a Credit Agreement (Revolver) with Heller Financial, Inc. The Revolver (as amended May 1994) provided a borrowing capacity of up to $15,000 until November 4, 1996 at which date all borrowings become due and payable. In February 1995, the Company extinguished the Revolver with proceeds from a new long-term debt agreement. See Note 11 for additional discussion.

    The Company made interest payments of $1,016, $461 and $6,059 for the years ended December 31, 1992, 1993 and 1994, respectively. The Company capitalized interest of $115 for the year ended December 31, 1994.

4.  INCOME TAXES
    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4.  INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                                           DECEMBER 31
                                                                                       --------------------
                                                                                         1993       1994
                                                                                       ---------  ---------
Deferred tax liabilities:
  Tax over book depreciation and amortization........................................  $     888  $   1,002
  Other..............................................................................     --            196
                                                                                       ---------  ---------
                                                                                             888      1,198

Deferred tax assets:
  Deferred lease benefit.............................................................        733        835
  Accrued vacation...................................................................        218        272
  Other..............................................................................        129        257
                                                                                       ---------  ---------
                                                                                           1,080      1,364
                                                                                       ---------  ---------
                                                                                       $     192  $     166
                                                                                       ---------  ---------
                                                                                       ---------  ---------

    The components of income tax expense other than the tax benefit of the extraordinary charge are as follows:

                                                                                 YEARS ENDED DECEMBER 31
                                                                             -------------------------------
                                                                               1992       1993       1994
                                                                             ---------  ---------  ---------
Current:
  Federal..................................................................  $   1,737  $   1,304  $   1,519
  State....................................................................        221        141        203
                                                                             ---------  ---------  ---------
                                                                                 1,958      1,445      1,722

Deferred:
  Federal..................................................................        167        (19)       147
  State....................................................................         21          7         (4)
                                                                             ---------  ---------  ---------
                                                                                   188        (12)       143
                                                                             ---------  ---------  ---------
                                                                             $   2,146  $   1,433  $   1,865
                                                                             ---------  ---------  ---------
                                                                             ---------  ---------  ---------

    Differences between the amount of taxes provided and the amount computed by applying the federal income tax statutory rate to earnings before income taxes are explained as follows:

                                                                                    YEARS ENDED DECEMBER 31
                                                                              ------------------------------------
                                                                                 1992         1993         1994
                                                                              -----------  -----------  ----------
Provision at statutory rates................................................       34.0%        34.0%        34.0%
State and local taxes.......................................................        4.0          3.8          4.1
Nondeductible expenses......................................................        1.4          2.3          3.4
Other.......................................................................        (.4)        (1.3)        (3.0)
                                                                                    ---          ---          ---
Effective tax rate..........................................................       39.0%        38.8%        38.5%
                                                                                    ---          ---          ---
                                                                                    ---          ---          ---

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4.  INCOME TAXES (CONTINUED)
    The principal items in the deferred income tax provision are as follows:

                                                                                     YEARS ENDED DECEMBER 31
                                                                                 -------------------------------
                                                                                   1992       1993       1994
                                                                                 ---------  ---------  ---------
Depreciation and amortization..................................................  $     149  $      22  $     199
Relocation/severance...........................................................        154       (118)       128
Deferred lease benefit.........................................................        (44)       (41)       (40)
Other..........................................................................        (71)       125       (144)
                                                                                 ---------  ---------  ---------
                                                                                 $     188  $     (12) $     143
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------

    The Company made income tax payments of $1,501, $1,782 and $52 for the years ended December 31, 1992, 1993 and 1994, respectively.

5.  STOCK OPTIONS AND WARRANTS
    Upon incorporation, the Company issued warrants to purchase 3,384,000 shares of the common stock of the Company at $.33 per share.

    On November 5, 1993, in conjunction with the recapitalization, 1,067,000 warrants were retired and 2,317,000 warrants were exercised at a price of $.33 per share, and the stock was repurchased and maintained as treasury stock as of December 31, 1993. No warrants were outstanding at December 31, 1993.

    In 1994, the Company adopted a stock option and restricted stock award plan for officers and key employees, providing a maximum of 909,482 shares which may be issued under the plan. Also, the Company adopted a nonemployee director stock option plan for outside directors, providing a maximum of 32,481 shares which may be issued under the plan. The option price under the above plans may not be less than the fair market value of the stock at the time the option is granted. No restricted stock had been awarded as of December 31, 1994.

    Certain employees and nonemployee directors of the Company have been granted options to purchase shares of the Company's voting common stock. Option transactions are summarized below:

                                                                                      1993
                                                                         ------------------------------
                                                                           SHARES           PRICE
                                                                         -----------  -----------------
Shares under option at the beginning of the period.....................    1,601,940    $.33 to $1.03
Options forfeited......................................................     (255,021)       $.33
Options exercised......................................................     (150,363)   $.33 to $1.03
Options retired........................................................   (1,196,556)   $.33 to $1.03
                                                                         -----------
Shares under option at the end of the period...........................      --              --
                                                                         -----------
                                                                         -----------


                                                                                      1994
                                                                         ------------------------------
                                                                           SHARES           PRICE
                                                                         -----------  -----------------
Shares under option at the beginning of the period.....................      --             $ --
Options granted........................................................      370,000   $5.22 to $10.00
Options forfeited......................................................       (3,500)      $10.00
                                                                         -----------
Shares under option at the end of the period...........................      366,500   $5.22 to $10.00
                                                                         -----------
                                                                         -----------

    The weighted average price of shares under option at December 31, 1994 was $9.93. There were 90,375 options currently exercisable at December 31, 1994.

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6.  EMPLOYEE BENEFIT PLAN
    The Company has a defined contribution plan which provides retirement benefits to substantially all employees not covered by collective bargaining agreements. The Company matches a portion of employee contributions to the plan. Company contributions to this plan charged to expense were $178, $189 and $239 for the years ended December 31, 1992, 1993 and 1994, respectively.

7.  LEASE COMMITMENTS
    Equipment acquired under capital leases is included in property, equipment and leasehold improvements, and the related obligations are in long-term debt. Related amortization is included in depreciation.

    Total rental expense for office and warehouse space, including short-term rentals and rentals under noncancelable operating leases (primarily office and warehouse space and production equipment), was $2,579, $2,915 and 4,378 for the years ended December 31, 1992, 1993 and 1994, respectively.

    The future minimum rental commitments required under noncancelable operating leases are as follows:

YEAR                                                              AMOUNT
---------------------------------------------------------------  ---------
1995...........................................................  $   3,972
1996...........................................................      3,333
1997...........................................................      3,045
1998...........................................................      2,866
1999...........................................................      2,353
Thereafter.....................................................     11,549
                                                                 ---------
                                                                 $  27,118
                                                                 ---------
                                                                 ---------

8.  TRANSACTIONS WITH MAJOR CUSTOMERS
    The Company provides creative, printing and mailing services to companies in diversified industries. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral or advance payments other than for postage.

    Transactions with one customer, which is a Fortune 50 company involved in the communication industry, accounted for sales of $23,277 (40 percent), $30,990 (49 percent), and $55,745 (56 percent) for the years ended December 31, 1992, 1993 and 1994, respectively. Accounts receivable from this customer amounted to $6,938 and $11,921 as of December 31, 1993 and 1994, respectively.

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

9.  QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                FIRST     SECOND      THIRD     FOURTH
                                                              ---------  ---------  ---------  ---------
1993
  Sales.....................................................  $  13,885  $  16,175  $  16,001  $  17,739
  Gross profit..............................................      5,074      5,669      5,586      5,572
  Net income (loss).........................................        595        985      1,162       (483)
  Net income (loss) per common and common equivalent
   share....................................................        .05        .08        .10       (.07)


                                                                FIRST     SECOND      THIRD     FOURTH
                                                              ---------  ---------  ---------  ---------
1994
  Sales.....................................................  $  17,519  $  24,303  $  28,830  $  29,360
  Gross profit..............................................      5,886      8,092      9,595      9,190
  Income (loss) before extraordinary item...................        (29)       651      1,107      1,256
  Net income (loss).........................................        (29)       651     (1,640)       846
  Income (loss) per common and common equivalent share:
    Income (loss) before extraordinary item.................       (.01)       .19        .20        .19
    Net income (loss).......................................       (.01)       .19       (.30)       .13
  Common stock prices:
    High....................................................                        $   12.63  $   13.75
    Low.....................................................                        $   10.00  $   11.25

    In the past two years, no cash dividends have been paid by the Company. The indenture governing the Notes and Revolver each contain certain covenants, including, but not limited to, covenants that effectively preclude the payment of dividends.

10. RELATED PARTY
    The Company has entered into a Management Services Agreement with MDC for certain management and financial services to be provided to the Company. The agreement provides for an annual fee equal to $250 to be paid to MDC plus reimbursement of their reasonable out-of-pocket costs. The agreement will terminate on November 30, 2000.

11. SUBSEQUENT EVENT
    In February 1995, the Company received a $75,000 financing commitment from a group of banks. The financing will be taken down in two parts. The Company closed on a $45,000 portion of the commitment February 3, 1995 and intends to close on the remaining commitment by March 31, 1995. The financing package includes three major components. A five-year $40,000 term loan was used to refinance the existing revolving credit facility and to redeem the remaining $25,000 Series B Senior Notes and associated costs. A credit line of $25,000 will be provided for acquisitions and the remaining $10,000 (the Company has closed on $5,000) will be a revolving credit line (secured by working capital) for operating purposes. The associated interest rate for the term loan and both credit lines is either the LIBOR rate plus 2 1/2 percent or the prime rate plus 1 1/4 percent, selected at the Company's option. The redemption of $25,000 Series B Senior Notes resulted in a nonrecurring after-tax charge of approximately $2,379, to be recognized in the first quarter of 1995. The scheduled maturities of the term loan for the years 1995 through 1999 is $3,000, $7,000, $8,000, $11,000, and $11,000, respectively. The scheduled maturity for the revolving credit lines is December 31, 1999 subject to interim payments based on excess cash flows, as defined in the financing agreement. The financing agreement effectively precludes dividends and limits additional borrowing, as well as requires the Company to satisfy certain financial performance ratios.

                               DIMAC CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

12. SUBSEQUENT EVENT (UNAUDITED)
    On March 31, 1995, the Company completed a $75,000 financing commitment from a group of banks. A five-year $40,000 term loan was used to refinance the existing revolving credit facility and to redeem the remaining $25,000 12 percent Series B Senior Notes. A credit line of $25,000 is provided for acquisitions and the remaining $10,000 is a revolving credit line for operating purposes. The debt extinguishment resulted in an extraordinary charge of $2,379 consisting of the premium paid on the $25,000 principal amount of the Series B Senior Notes of $1,133 plus the write-off of the unamortized debt issuance costs associated with the redeemed Series B Senior Notes and refinanced credit facility of $2,333 less tax benefit of $1,087.

    On May 1, 1995, the Company completed the acquisition of Palm Coast Data, Ltd. (Palm Coast). Sales and net income for Palm Coast were $12,916 and $1,709, respectively, for the year ended December 31, 1994. The purchase price for Palm Coast was approximately $13,200 in cash plus acquisition costs, the assumption of certain specified liabilities and certain contingent payment obligations based on the attainment of certain financial performance targets over the next three years.

    On October 2, 1995, the Company completed the acquisition of T.R. McClure and Company, Inc. and related companies (McClure). Sales and net income for McClure were $27,142 and $550, respectively, for the year ended December 31, 1994. The purchase price for McClure was approximately $16,000 in cash, subject to adjustment for certain working capital charges, plus acquisition costs, the assumption of certain specified liabilities and certain contingent payment obligations based on the attainment of certain financial and performance targets over the next four years.

    On October 23, 1995, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Heritage Media Corporation ("Heritage") and Arch Acquisition Corp. a wholly owned subsidiary of Heritage. Under the terms of the Merger Agreement, each share of the Company's common stock will be exchanged for merger consideration of $28.00. The parties are seeking to finalize the merger by January 31, 1996.

                               DIMAC CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (IN THOUSANDS)

                                                 SEPTEMBER 30,
                                                 -------------
                                                     1995
                                                     ----
ASSETS
Current assets:
  Cash and cash equivalents                        $  --
  Accounts receivable, net                          26,552
  Inventories:
    Raw materials                                    1,487
    Work-in-process                                  5,326
    Postage                                          1,924
  Deferred taxes                                       166
  Other current assets                               1,397
                                                   --------
Total current assets                                36,852

Property, equipment and leasehold improvements      29,759
Less accumulated depreciation                      (10,483)
                                                   --------
                                                    19,276

Intangible assets                                   29,231
Less accumulated amortization                       (3,999)
                                                   --------
                                                    25,232
                                                   --------
                                                   $81,360
                                                   --------
                                                   --------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Cash management liability                        $ 1,941
  Accounts payable                                  11,165
  Advances from customers                            6,647
  Accrued liabilities:
    Compensation                                     2,421
    Interest                                            21
    Other                                              661
  Income taxes payable                               2,001
  Current maturities of long-term debt               6,856
                                                   --------
Total current liabilities                           31,713

Long-term debt                                      44,606
Deferred rent benefit                                2,230
                                                   --------
Total liabilities                                   78,549

Stockholders' equity:
  Series preferred stock, $.01 par value;
    10,000,000 shares authorized; none issued         --
  Common stock, $.01 par value; 20,000,000
    shares authorized; issued 12,122,823 in
    1995 and 1994                                      121
  Additional paid-in-capital                        19,182
  Retained earnings                                 16,379
                                                   --------
                                                    35,682

  Treasury stock, at cost, common stock of
    5,631,418 in 1995 and 1994                     (32,871)
                                                   --------
                                                     2,811

                                                   --------
                                                   $81,360
                                                   --------
                                                   --------


            SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                               DIMAC CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                              NINE MONTHS ENDED SEPTEMBER 30
                                              ------------------------------
                                                 1995                1994
                                                 ----                ----

Sales                                          $89,030             $ 70,652
                                               -------             --------
Cost of sales                                   57,667               47,079
                                               -------             --------
Gross profit                                    31,363               23,573

Operating expenses:
  Sales expenses                                 9,147                7,815
  General and administrative expenses            9,552                7,431
  Other general expenses                           786                  444
                                               -------             --------
                                                19,485               15,690
                                               -------             --------

Income from operations                          11,878                7,883

Interest expense                                 3,574                4,993
                                               -------             --------

Income before provision for
 income taxes and extraordinary item             8,304                2,890
Provision for income taxes                       3,187                1,161
                                               -------             --------
Income before extraordinary item                 5,117                1,729

Extraordinary item, net of tax benefit          (2,379)              (2,747)
                                               -------             --------

Net income(loss)                               $ 2,738              $(1,018)
                                               -------             --------
                                               -------             --------


Per share of common and common equivalent
 stock:
  Historical
    Income before extraordinary item              $.77                 $.43
    Extraordinary item, net of tax benefit        (.36)                (.68)
                                               -------             --------
    Net income(loss)                              $.41                $(.25)
                                               -------             --------
                                               -------             --------


    Pro forma (Note B)
      Income before extraordinary item            $.87                $.60
      Extraordinary item, net of tax benefit      (.36)                --
                                               -------             --------
      Net income                                  $.51                $.60
                                               -------             --------
                                               -------             --------


            SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                               DIMAC CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                NINE MONTHS ENDED SEPTEMBER 30
                                                ------------------------------
                                                     1995            1994
                                                     ----            ----
OPERATING ACTIVITIES
Net income(loss)                                  $  2,738        $  (1,018)
Adjustments to reconcile net income(loss) to
 net cash provided by operating activities:
   Depreciation and amortization expense             3,342            2,468
   Extraordinary item                                2,379            2,747
   Other                                               115              219
   Changes in net assets and liabilities:
     Accounts receivable                               659           (8,525)
     Inventories                                    (1,902)          (2,783)
     Other assets                                     (170)          (2,096)
     Accounts payable                               (2,658)           6,220
     Advances from customers                          (330)           5,456
     Accrued liabilities                            (2,142)              61
     Income taxes                                    2,628            2,441
                                                   --------          -------

Net cash provided by operating activities            4,659            5,743

INVESTING ACTIVITIES
Net assets of acquired business                    (11,335)         (11,592)
Purchase of property, equipment and leasehold
 improvements                                       (2,166)          (3,452)
Other intangibles                                     (605)            (166)
Proceeds from sale of fixed assets                      66               90
                                                   --------          -------
Net cash used in investing activities              (14,040)         (15,120)

FINANCING ACTIVITIES
Net proceeds from issuance of common stock            --            (28,514)
Payments of long-term debt                          (2,277)         (25,129)
Net (repayments) borrowings under revolving
 credit agreements                                 (11,078)           9,000
Debt issuance fees                                  (2,331)             --
Proceeds from note payable to bank                  51,200              291
Payments for extinguishment of debt                (26,133)          (2,573)
Payment due to recapitalization                       --             (2,614)
Purchase of common stock                              --                (49)
                                                   --------          -------
Net cash provided by financing activities            9,381            7,440

Net increase (decrease) in cash and cash
 equivalents                                          --             (1,937)
Cash and cash equivalents, beginning of period        --              1,937
                                                   --------          -------
Cash and cash equivalents, end of period           $  --             $  --
                                                   --------          -------
                                                   --------          -------

          SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                              DIMAC CORPORATION
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE A. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended
September 30, 1995 are not necessarily indicative of the results that may be expected for the year ended December 31, 1995. For further information, refer to the consolidated financial statements and footnotes thereto included in DIMAC Corporation's annual report on Form 10-K for the year ended December
31, 1994.

The consolidated financial statements include the accounts of DIMAC Corporation (the "Company") and its wholly owned subsidiary DIMAC DIRECT Inc. (including its wholly owned subsidiary Palm Coast Data Inc.) whose operations are located in St. Louis, San Francisco, Los Angeles, New York, Boston and Palm Coast, Florida. All significant intercompany balances and transactions have been eliminated.

Certain amounts for 1994 were reclassified to conform with the 1995 presentation. Such reclassifications had no effect on net income.

NOTE B. ACQUISITIONS, INITIAL PUBLIC OFFERING AND DEBT EXTINGUISHMENT

Effective May 31, 1994, DIMAC DIRECT Inc. acquired substantially all of the assets of the Direct Marketing Group, Inc. ("DMG"). DMG operates a creative and marketing agency in New York City and production facility in Farmingdale, Long Island.

On August 10, 1994, the Company completed an initial public offering of its common stock in which 3,407,035 shares of common stock including 277,405 shares by selling shareholders were sold at an initial price of $10.00 per share.

On September 9, 1994, the Company used the net proceeds of the common stock offering to redeem $25,000 in aggregate principal amount of 12 percent Series B Senior Notes. The debt extinguishment resulted in an extraordinary charge of $2,747 consisting of the premium paid on the $25,000 principal amount of the Series B Senior Notes of $2,500 plus the write-off of the unamortized debt issuance costs associated with the Senior Notes redeemed and the costs incurred in redeeming the Senior Notes of $2,116 less tax benefits of $1,869.

On May 1, 1995, DIMAC DIRECT Inc. acquired substantially all of the assets of Palm Coast Data, Ltd. ("PCD"). PCD was a limited partnership providing direct marketing data services to the publishing industry. PCD had revenue of approximately $13,000 for the year ended December 31, 1994. PCD had a marketing office and production facility in Palm Coast, Florida and a marketing office in New York City. The purchase price for the acquisition was approximately $12,400 in cash plus acquisition costs, the assumption of certain specified liabilities and certain future contingent payment obligations. The contingent payment obligations, if any, will be accounted for as additional goodwill as the payments are made.

On October 2, 1995, the Company acquired the assets of certain affiliated corporations operating under various business and tradenames including "The McClure Group" ("McClure"). The McClure Group, consisting of seven subchapter S corporations, was an independent full service, multimedia marketing agency headquartered in Valley Forge, Pennsylvania with offices in northern Florida, Chicago and Houston. The McClure Group had revenue of approximately $27,000 for the year ended December 31, 1994. The purchase price for the acquisition was $16,000 in cash plus acquisition costs and is subject to adjustment for certain working capital changes and certain contingent payment obligations.

The unaudited pro forma consolidated financial data presented below gives pro forma effect to DMG acquisition, the initial public offering, debt extinguishment in conjunction with the initial public offering, the PCD acquisition and the McClure acquisition as if such transactions had occurred as of January 1, 1994. The unaudited pro forma results have been prepared for comparative purposes only and do not necessarily reflect the results of operations of the Company that actually would have occurred had the DMG acquisition, the initial public offering, debt extinguishment in conjunction with the initial public offering, the PCD acquisition and the McClure acquisition been consummated as of January 1, 1994, nor does it give effect to any transactions other than the DMG acquisition, the initial public offering, debt extinguishment in conjunction with the initial public offering, the PCD acquisition and the McClure acquisition.

                                                               PRO FORMA
                                     ----------------------------------------------------------------
                                     THREE MONTHS ENDED SEPTEMBER 30   NINE MONTHS ENDED SEPTEMBER 30
                                     -------------------------------   ------------------------------
                                            1995            1994             1995         1994
                                            ----            ----             ----         ----
Net sales                                  $40,765         $37,846          $116,239     $107,148
Income before extraordinary item             2,358           1,696             5,774        3,875
Net income                                   2,358           1,696             3,395        3,875


Per Share:
 Income before extraordinary item             $.35            $.26              $.87         $.60
 Extraordinary item, net of tax benefit         --              --              (.36)          --
                                           -------         -------          --------     --------
 Net income                                   $.35            $.26              $.51         $.60
                                           -------         -------          --------     --------
                                           -------         -------          --------     --------

NOTE C. LONG-TERM DEBT AND DEBT EXTINGUISHMENT

On March 31, 1995, the Company completed a $75,000 financing commitment from a group of banks. A five-year $40,000 term loan was used to refinance the existing revolving credit facility and to redeem the remaining $25,000 12 per cent Series B Senior Notes. A credit line of $25,000 is provided for acquisitions and the remaining $10,000 is a revolving credit line for operating purposes. The debt extinguishment resulted in an extraordinary charge of $2,379 consisting of the premium paid on the $25,000 principal amount of the Series B Senior Notes of $1,133 plus the write-off of the unamortized debt issuance costs associated with the redeemed Series B Senior Notes and refinanced credit facility of $2,333 less tax benefit of $1,087.

NOTE D. SUBSEQUENT EVENT

On October 23, 1995, the Company entered into an Agreement and Plan of Merger with Heritage Media Corporation ("Parent") and Arch Acquisition Corp., a wholly owned subsidiary of Parent. Under the terms of the Merger Agreement, each share of the Company's common stock will be exchanged for merger consideration of $28.00. The parties are seeking to finalized the merger by January 31, 1996.

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information consists of an unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1995 and the related unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1994 and the nine months ended September 30, 1995 (collectively, the "Pro Forma Statements"). The Pro Forma Statements reflect adjustments to the historical consolidated financial statements of Heritage and DIMAC to give effect to certain transactions which have either occurred or (in the case of the pending disposition of television station KEVN BY Heritage) are probably to occur. The Pro Forma Statements have been further adjusted to give effect to the Merger, the issuance by Heritage of $150 million principal amount of Subordinated Notes (the "Notes") and the new DIMAC credit agreement under two possible scenarios--(a) assuming the Merger is consummated entirely for cash and (b) assuming the Merger is consummated for a combination of cash and shares of Heritage Class A Common Stock--both as discussed in more detail in the notes to the Pro Forma Statements. The Pro Forma Condensed Combined Balance Sheet has been prepared assuming the Merger, issuance of the Notes and the new DIMAC credit agreement occurred at September 30, 1995, and the Pro Forma Condensed Combined Statements of Operations have been prepared assuming the Merger, issuance of the Notes and the new DIMAC credit agreement occurred on January 1, 1994. The unaudited Pro Forma Condensed Combined Statements of Operations do not include extraordinary losses of $3,157,000 and $2,379,000 recognized by DIMAC during the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively, resulting from the retirement of certain indebtedness, nor do they include an extraordinary loss of approximately $2 million to be recognized upon the retirement of DIMAC's existing credit facility.

     The Merger will be accounted for as a purchase. The purchase price has been allocated in the Pro Forma Statements to the assets to be acquired and the liabilities to be assumed on a preliminary basis based on management's estimates of their fair values. The allocation of the purchase price is subject to change based on the completion of an independent appraisal.

     The Pro Forma Statements do not purport to present what Heritage's results of operations or financial position actually would have been had such transactions or events occurred on the dates indicated, or to project Heritage's results of operations or financial position for any future period or at any future date. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable. In the opinion of management, all adjustments have been made that are necessary to present fairly the Pro Forma Statements.

                  HERITAGE MEDIA CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1995
                                 (IN THOUSANDS)

                                                    PRO FORMA                                    PRO FORMA
                                                 ADJUSTMENTS FOR                              ADJUSTMENTS FOR
                                    HERITAGE     OTHER HERITAGE    HERITAGE AS     DIMAC        OTHER DIMAC      DIMAC AS
ASSETS                             HISTORICAL    TRANSACTIONS(A)    ADJUSTED    HISTORICAL    TRANSACTIONS(B)    ADJUSTED
---------------------------------  -----------  -----------------  -----------  -----------  -----------------  -----------
Cash and cash equivalents........   $   1,788       $     (23)      $   1,765    $  --           $      66       $      66
Short-term investments...........       4,750                           4,750       --                              --
Trade receivables, net...........      66,308            (472)         65,836       26,552           3,391          29,943
Inventory........................       6,201                           6,201        8,737                           8,737
Prepaid expenses and other.......       6,372             (66)          6,306        1,397              72           1,469
Deferred income taxes............       5,385                           5,385          166                             166
                                   -----------        -------      -----------  -----------        -------      -----------
  Total current assets...........      90,804            (561)         90,243       36,852           3,529          40,381
Property and equipment, net......      58,374          (1,987)         56,387       19,276           1,500          20,776
Goodwill and other intangibles,
 net.............................     392,046          (5,202)        386,844       25,232          13,227          38,459
Other assets.....................       9,919             (75)          9,844                                       --
                                   -----------        -------      -----------  -----------        -------      -----------
                                    $ 551,143       $  (7,825)      $ 543,318    $  81,360       $  18,256       $  99,616
                                   -----------        -------      -----------  -----------        -------      -----------
                                   -----------        -------      -----------  -----------        -------      -----------
LIABILITIES AND EQUITY
---------------------------------
Current portion of long-term
 debt............................   $   3,278       $     (35)      $   3,243    $   6,856       $       3       $   6,859
Accounts payable and accrued
 expenses........................      56,011            (171)         55,840       14,268           1,561          15,829
Other current liabilities........      28,523             (54)         28,469       10,589             690          11,279
                                   -----------        -------      -----------  -----------        -------      -----------
  Total current liabilities......      87,812            (260)         87,552       31,713           2,254          33,967
Long-term debt, less current
 portion.........................     347,102         (14,048)        333,054       44,606          16,002          60,608
Other long-term liabilities......       2,503             (29)          2,474        2,230                           2,230
Deferred income taxes............       5,001                           5,001       --                              --
Stockholders' equity.............     108,725           6,512         115,237        2,811                           2,811
                                   -----------        -------      -----------  -----------        -------      -----------
                                    $ 551,143       $  (7,825)      $ 543,318    $  81,360       $  18,256       $  99,616
                                   -----------        -------      -----------  -----------        -------      -----------
                                   -----------        -------      -----------  -----------        -------      -----------

                                      PRO FORMA                      PRO FORMA
                                   ADJUSTMENTS FOR                ADJUSTMENTS FOR    PRO FORMA
                                   MERGER AND DEBT    PRO FORMA   OPTIONAL STOCK    COMBINED AS
ASSETS                                 OFFERING       COMBINED     CONSIDERATION     ADJUSTED
---------------------------------  ----------------  -----------  ---------------  -------------
Cash and cash equivalents........    $ 146,413(c)     $   1,831      $               $   1,831
                                         3,669(d)
                                      (150,082)(f)
Short-term investments...........                         4,750                          4,750
Trade receivables, net...........                        95,779                         95,779
Inventory........................                        14,938                         14,938
Prepaid expenses and other.......                         7,775                          7,775
Deferred income taxes............                         5,551                          5,551
                                   ----------------  -----------  ---------------  -------------
  Total current assets...........         --            130,624         --             130,624
Property and equipment, net......                        77,163                         77,163
Goodwill and other intangibles,
 net.............................      195,423(f)       631,226                        631,226
                                        10,500(h)
Other assets.....................        3,587(c)        15,062                         15,062
                                         1,631(g)
                                   ----------------  -----------  ---------------  -------------
                                     $ 211,141        $ 854,075      $  --           $ 854,075
                                   ----------------  -----------  ---------------  -------------
                                   ----------------  -----------  ---------------  -------------
LIABILITIES AND EQUITY
---------------------------------
Current portion of long-term
 debt............................    $  (6,250)(e)    $   3,852      $               $   3,852
Accounts payable and accrued
 expenses........................        4,500(f)        76,169                         76,169
Other current liabilities........                        39,748                         39,748
                                   ----------------  -----------  ---------------  -------------
  Total current liabilities......       (1,750)         119,769         --             119,769
Long-term debt, less current
 portion.........................      150,000(c)       596,199        (47,535)(i)     548,664
                                         6,250(e)
                                        44,656(f)
                                         1,631(g)
Other long-term liabilities......                         4,704                          4,704
Deferred income taxes............       10,500(h)        15,501                         15,501
Stockholders' equity.............        3,669(d)       117,902         47,535(i)      165,437
                                         2,665(f)
                                        (6,480)(f)
                                   ----------------  -----------  ---------------  -------------
                                     $ 211,141        $ 854,075      $  --           $ 854,075
                                   ----------------  -----------  ---------------  -------------
                                   ----------------  -----------  ---------------  -------------

                See accompanying notes to Pro Forma Statements.

                  HERITAGE MEDIA CORPORATION AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  PRO FORMA                                    PRO FORMA
                                               ADJUSTMENTS FOR                              ADJUSTMENTS FOR
                                  HERITAGE     OTHER HERITAGE    HERITAGE AS     DIMAC        OTHER DIMAC      DIMAC AS
                                 HISTORICAL   TRANSACTIONS (A)    ADJUSTED    HISTORICAL   TRANSACTIONS (B)    ADJUSTED
                                 -----------  -----------------  -----------  -----------  -----------------  -----------
Net revenues...................   $ 317,628       $  64,859       $ 382,487    $ 100,012       $  46,995       $ 147,007
                                 -----------        -------      -----------  -----------        -------      -----------
Cost of services...............     150,970          53,323         204,293       65,430          28,670          94,100
Selling, general and
 administrative................      76,600          11,392          87,992       20,629          11,844          32,473
Depreciation...................      14,676             (87)         14,589        2,155           1,413           3,568
Amortization...................      12,622           1,277          13,899          744             938           1,682
Other..........................       4,922                           4,922          135              42             177
                                 -----------        -------      -----------  -----------        -------      -----------
    Total operating
     expenses..................     259,790          65,905         325,695       89,093          42,907         132,000
                                 -----------        -------      -----------  -----------        -------      -----------
    Operating income...........      57,838          (1,046)         56,792       10,919           4,088          15,007
                                 -----------        -------      -----------  -----------        -------      -----------
Interest expense, net..........     (30,373)         (3,503)        (33,876)      (6,069)           (577)         (6,646)
Other expense, net.............      (2,424)          1,439            (985)      --                              --
                                 -----------        -------      -----------  -----------        -------      -----------
    Income before income
     taxes.....................      25,041          (3,110)         21,931        4,850           3,511           8,361
Income taxes...................       2,742                           2,742        1,865           1,370           3,235
                                 -----------        -------      -----------  -----------        -------      -----------
    Income (loss) before
     extraordinary item........      22,299          (3,110)         19,189    $   2,985       $   2,141       $   5,126
                                                                              -----------        -------      -----------
                                                                              -----------        -------      -----------
Dividends and accretion........     (19,651)         19,651          --
                                 -----------        -------      -----------
Income applicable to common
 stock before extraordinary
 item..........................   $   2,648       $  16,541       $  19,189
                                 -----------        -------      -----------
                                 -----------        -------      -----------
Income per share before
 extraordinary item............   $    0.15                       $    1.10    $    0.64                       $    0.79
                                 -----------                     -----------  -----------                     -----------
                                 -----------                     -----------  -----------                     -----------
Weighted average shares
 outstanding...................      17,381              94          17,475
                                 -----------        -------      -----------
                                 -----------        -------      -----------

                                     PRO FORMA                      PRO FORMA
                                  ADJUSTMENTS FOR                ADJUSTMENTS FOR     PRO FORMA
                                  MERGER AND DEBT    PRO FORMA    OPTIONAL STOCK    COMBINED AS
                                     OFFERING        COMBINED     CONSIDERATION      ADJUSTED
                                 -----------------  -----------  ----------------  -------------
Net revenues...................    $                 $ 529,494     $                 $ 529,494
                                    --------        -----------      -------       -------------
Cost of services...............                        298,393                         298,393
Selling, general and
 administrative................         (346)(j)       120,119                         120,119
Depreciation...................                         18,157                          18,157
Amortization...................        7,390(k)         22,971                          22,971
Other..........................                          5,099                           5,099
                                    --------        -----------      -------       -------------
    Total operating
     expenses..................        7,044           464,739          --             464,739
                                    --------        -----------      -------       -------------
    Operating income...........       (7,044)           64,755          --              64,755
                                    --------        -----------      -------       -------------
Interest expense, net..........      (15,775)(l)       (56,297)        3,327(n)        (52,970)
Other expense, net.............                           (985)                           (985)
                                    --------        -----------      -------       -------------
    Income before income
     taxes.....................      (22,819)            7,473         3,327            10,800
Income taxes...................       (2,701)(m)         3,276                           3,276
                                    --------        -----------      -------       -------------
    Income (loss) before
     extraordinary item........    $ (20,118)            4,197     $   3,327         $   7,524
                                    --------                         -------
                                    --------                         -------
Dividends and accretion........                         --                              --
                                                    -----------                    -------------
Income applicable to common
 stock before extraordinary
 item..........................                      $   4,197                       $   7,524
                                                    -----------                    -------------
                                                    -----------                    -------------
Income per share before
 extraordinary item............                      $     .24                       $     .39
                                                    -----------                    -------------
                                                    -----------                    -------------
Weighted average shares
 outstanding...................                         17,475         1,761(n)         19,236
                                                    -----------      -------       -------------
                                                    -----------      -------       -------------

                See accompanying notes to Pro Forma Statements.

                  HERITAGE MEDIA CORPORATION AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  PRO FORMA                                  PRO FORMA
                                               ADJUSTMENTS FOR                            ADJUSTMENTS FOR
                                   HERITAGE    OTHER HERITAGE   HERITAGE AS     DIMAC       OTHER DIMAC     DIMAC AS
                                  HISTORICAL   TRANSACTIONS(A)   ADJUSTED    HISTORICAL   TRANSACTIONS(B)   ADJUSTED
                                  -----------  ---------------  -----------  -----------  ---------------  -----------
Net revenues....................   $ 299,065      $  (1,574)     $ 297,491    $  89,030      $  27,209      $ 116,239
                                  -----------       -------     -----------  -----------       -------     -----------
Cost of services................     170,995           (316)       170,679       55,865         17,133         72,998
Selling, general and
 administrative.................      59,391            (16)        59,375       18,202          6,845         25,047
Depreciation....................      11,081           (214)        10,867        2,056            286          2,342
Amortization....................      10,125            289         10,414          956            490          1,446
Other...........................      --                            --               73                            73
                                  -----------       -------     -----------  -----------       -------     -----------
    Total operating expenses....     251,592           (257)       251,335       77,152         24,754        101,906
                                  -----------       -------     -----------  -----------       -------     -----------
    Operating income............      47,473         (1,317)        46,156       11,878          2,455         14,333
                                  -----------       -------     -----------  -----------       -------     -----------
Interest expense, net...........     (26,190)           262        (25,928)      (3,574)        (1,365)        (4,939)
Other expense, net..............         (77)                          (77)                                    --
                                  -----------       -------     -----------  -----------       -------     -----------
    Income (loss) before income
     taxes......................      21,206         (1,055)        20,151        8,304          1,090          9,394
Income taxes....................       5,602                         5,602        3,187            433          3,620
                                  -----------       -------     -----------  -----------       -------     -----------
    Income (loss) before
     extraordinary item.........   $  15,604      $  (1,055)     $  14,549    $   5,117      $     657      $   5,774
                                  -----------       -------     -----------  -----------       -------     -----------
                                  -----------       -------     -----------  -----------       -------     -----------
Income per share before
 extraordinary item.............   $    0.88                     $    0.82    $    0.77                     $    0.87
                                  -----------                   -----------  -----------                   -----------
                                  -----------                   -----------  -----------                   -----------
Weighted average shares
 outstanding....................      17,666                        17,666
                                  -----------                   -----------
                                  -----------                   -----------

                                     PRO FORMA                      PRO FORMA
                                  ADJUSTMENTS FOR                ADJUSTMENTS FOR    PRO FORMA
                                  MERGER AND DEBT    PRO FORMA    OPTIONAL STOCK   COMBINED AS
                                      OFFERING       COMBINED     CONSIDERATION      ADJUSTED
                                  ----------------  -----------  ----------------  ------------
Net revenues....................    $                $ 413,730     $                $  413,730
                                     --------       -----------       ------       ------------
Cost of services................                       243,677                         243,677
Selling, general and
 administrative.................         (460)(j)       83,962                          83,962
Depreciation....................                        13,209                          13,209
Amortization....................        5,358(k)        17,218                          17,218
Other...........................                            73                              73
                                     --------       -----------       ------       ------------
    Total operating expenses....        4,898          358,139          --             358,139
                                     --------       -----------       ------       ------------
    Operating income............       (4,898)          55,591          --              55,591
                                     --------       -----------       ------       ------------
Interest expense, net...........      (13,583)(l)      (44,450)        3,209(n)        (41,241)
Other expense, net..............                           (77)                            (77)
                                     --------       -----------       ------       ------------
    Income (loss) before income
     taxes......................      (18,481)          11,064         3,209            14,273
Income taxes....................         (885)(m)        8,337         2,288(n)         10,625
                                     --------       -----------       ------       ------------
    Income (loss) before
     extraordinary item.........    $ (17,596)       $   2,727     $     921        $    3,648
                                     --------       -----------       ------       ------------
                                     --------       -----------       ------       ------------
Income per share before
 extraordinary item.............                     $    0.15                      $     0.19
                                                    -----------                    ------------
                                                    -----------                    ------------
Weighted average shares
 outstanding....................                        17,666         1,761(n)         19,427
                                                    -----------       ------       ------------
                                                    -----------       ------       ------------

                See accompanying notes to Pro Forma Statements.

                         NOTES TO PRO FORMA STATEMENTS

(a) Balance sheet adjustments for other Heritage transactions give effect to the sale of television station KEVN in Rapid City, South Dakota for $14 million, which sale is expected to be consummated in December 1995 and result in approximately a $6.5 million gain (the "KEVN sale"), as if such sale had occurred on September 30, 1995. Statement of Operations adjustments for other Heritage transactions give effect to (i) the KEVN sale (exclusive of the $6.5 million gain); (ii) the retirement of preferred stock in February 1994 in exchange for Class A and Class C common stock; (iii) the retirement of settlement rights in July 1994 for $39 million; (iv) the purchase of radio station KIHT in St. Louis, Missouri for $7.7 million in March 1994;
    (v) the sale of television station KDLT in Sioux Falls, South Dakota for $4 million in October 1994; (vi) the purchase of Strategium Media, Inc. for $17.8 million in October 1994; (vii) the purchase of Powerforce Services, Inc. for $7.3 million (including additional payments of $1 million to be made in early 1996) in January 1995; (viii) the purchase of radio station KXYQ in Portland, Oregon for $7.3 million in June 1995; and (ix) the purchase of radio station KKCJ in Kansas City, Missouri for $7.6 million in July 1995, as if each of such transactions had occurred on January 1, 1994. The sale proceeds or fundings relating to these transactions are assumed to be applied to amounts outstanding under Heritage's credit agreement at Heritage's weighted average interest rates of 7% and 9% for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively.

(b) Balance sheet adjustments for other DIMAC transactions give effect to the purchase of T.R. McClure and Company, Inc. and related companies for $16 million (the "McClure purchase") in October 1995 as if such purchase occurred on September 30, 1995. Statement of Operations adjustments give effect to (i) the purchase of The Direct Marketing Group, Inc. for $9.2 million in May 1994; (ii) the initial public offering of DIMAC Common Stock in August 1994 and the use of proceeds generated therefrom to retire $25 million of DIMAC's senior notes; (iii) the purchase of Palm Coast Data, Ltd. for $13.2 million in May 1995; and (iv) the McClure purchase, as if each of such transactions had occurred on January 1, 1994. Fundings for these transactions are assumed to be applied to amounts outstanding under DIMAC's credit agreement at DIMAC's weighted average interest rate of 8.6% for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively.

(c) Reflects the issuance of $150 million of Notes at an interest rate of 9.25%, net of estimated financing costs.

(d) Reflects the exercise of options by DIMAC management to purchase 299,250 shares of DIMAC common stock at various exercise prices and the resultant receipt of cash. Management believes that these optionholders will exercise such options prior to consummation of the Merger.

(e) Reflects the reclassification of the current portion of DIMAC's credit agreement to long-term as the new DIMAC credit agreement will not require principal payments until 1997.

(f) Reflects the consummation of the Merger for total consideration of $194.7 million of cash, including estimated acquisition costs of $4.6 million, and options to purchase Heritage Common Stock with a fair market value of $2.7 million, assuming a fair value of $27 per share for the Heritage Common Stock. The purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on their estimated fair values. Book values of DIMAC's working capital accounts, property and equipment and long-term debt are assumed to approximate their fair value. The fair value of identifiable intangible assets, such as customer lists and noncompete agreements, is estimated to be $30 million and will be amortized over an estimated weighted average life of 8 years. The excess of purchase price over identifiable net assets will be amortized over an estimated life of 40 years.

(g) Reflects capitalization of financing costs relating to DIMAC's new credit agreement.

(h) Reflects the recognition of deferred income taxes at an estimated effective rate of 35% on the excess of book value over tax bases relating to the DIMAC net assets to be acquired.

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
(i) Adjusts pro forma amounts previously recorded to reflect the payment of $7 of the merger consideration in shares of Heritage Common Stock.

(j) Reflects the elimination of certain corporate expenses of DIMAC which will not be incurred by the combined entities. Such expenses include directors and officers insurance, management fees and certain public company expenses.

(k) Reflects incremental amortization of intangible assets acquired in the Merger.

(l) Reflects incremental interest and amortization of deferred finance costs relating to the $150 million of Notes at 9.25% and DIMAC's new credit agreement, assuming weighted average interest rates of 7% and 9% on borrowings under such credit agreement for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively.

(m) Reflects the incremental adjustment necessary to present income tax expense of the combined entities, assuming the other transactions of Heritage and DIMAC, the Merger and the issuance of the Notes occurred on January 1, 1994. Deferred tax assets have been recognized to the extent that they offset deferred tax liabilities that will reverse in the carryforward period. For the year ended December 31, 1994, pro forma federal tax was offset by previously unrecognized deferred tax assets of $5.2 million ($6.3 million assuming the Merger Consideration is comprised of cash and stock). For the nine months ended September 30, 1995, pro forma tax was partially offset by previously unrecognized deferred tax assets of $2.2 million ($1.1 million assuming the Merger Consideration is comprised of cash and stock).

(n) Reflects the reduction in interest and increase in estimated income tax expense resulting from the payment of $7 of the merger consideration in shares of Heritage Common Stock, assuming a value of the shares to be issued in the Merger of $27 per share.

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

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------
   24.1           CONSENT OF INDEPENDENT
                  AUDITORS















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